UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd. Suite 420, Naperville, IL	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

NAPERVILLE, IL, October 29, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the “Company”) announced today that Francis Elenio’s employment as Chief Financial Officer of the Company ceased effective as of October 24, 2014, in order to permit Mr. Elenio to pursue other opportunities and to allow the Company to search for a new Chief Financial Officer who is geographically located nearer to one of the Company’s principal offices. Mr. Elenio did not have an employment agreement with the Company, and the Company does not have any outstanding obligations to Mr. Elenio. Further, there have been no disputes between Mr. Elenio and Company management or the Board of Directors.

Until such time as a replacement Chief Financial Officer is hired, the Company’s Chief Executive Officer, Andrew J. Norstrud, will assume the role of Principle Accounting Officer and Principal Financial Officer. The search for a replacement Chief Financial Officer has already commenced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: October 29, 2014	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Executive Officer